MVP REIT



MVP REIT, Inc.

June 30th Quarterly Update

August 11, 2015

Speaker:

Mike Shustek

CEO, MVP REIT, Inc.

Forward-Looking Statements

This presentation includes forward-looking statements that can be identified by the use of words such as "will," "may," "should," or other comparable terminology. Statements concerning future performance, cash flows and any other guidance on present or future periods constitute forward-looking statements. Forward-looking statements involve significant risks and uncertainties and you should not unduly rely on these statements. You should be aware that a number of important factors could cause our actual results to differ materially from those in these forward-looking statements including the risks summarized below and the risks described in our filing with the Securities and Exchange Commission. The statements made herein are as of the date hereof and we undertake no obligation to update these statements except as may be required by applicable securities laws.

Risk Factors

- We have a limited operating history, therefore there is a higher risk that we will not be able to achieve our investment objectives compared to a real estate investment trust with a more established operating history.
- Because this is a blind pool offering, you will not have the opportunity to evaluate additional investments before we make them, which makes your investment more speculative.
- We depend upon our advisor and its affiliates to conduct our operations.
- Continued disruptions in the financial markets and difficult economic conditions could adversely impact the real estate market as well as the market for debt-related investments generally, which could hinder our ability to implement our business strategy and generate returns to you.
- There is no public trading market for our shares and we are not required to list or liquidate by a certain date or at all. Accordingly, our shares will lack liquidity and you may have to hold the investment indefinitely.
- There are restrictions on your ability to have your shares repurchased under our share repurchase program.

Risk Factors Continued...

- There are substantial conflicts of interest between us and our advisor and its affiliates.
- As of the date hereof, we have paid distributions from offering proceeds only. We may not be able to make distributions on a monthly basis and may pay distributions from sources other than cash flow from operations, including the sale of assets, borrowings or offering proceeds. We have no limits on the amounts we may pay from such sources. If we pay distributions from sources other than our cash flow from operations, the funds available to us for investments would be reduced and your share value may be diluted.
- We may incur substantial debt, which will increase our risk and may reduce our distributions.
- Failure to remain qualified as a REIT would adversely affect our ability to make distributions to our stockholders.
- We are an "Emerging Growth Company" under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our common stock is speculative and involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment.
- Our advisor and board of directors will have substantial discretion with respect to the selection of specific real property and may vary from MVP REIT guidelines to acquire properties which they believe represent value opportunities.
- See "Risk Factors" in the company's prospectus to read about the more significant risks you should consider before buying shares of our common stock.
- As with all investments in securities, there is risk of loss of capital.
- This is not a solicitation. Please read MVP's prospectus which is the only means of soliciting for shares of MVP REIT.

MVP REIT

Webinar Topics of Discussion:

- Financial Data
- 2015 Acquisitions & Pending Acquisitions
- 2015 Public Filings

Financial Data

Balance Sheet Data	June 30, 2015	March 31, 2015
Total Assets	$81,257,000	$72,107,000
Total Liabilities	$27,926,000	$30,294,000
Total Equity	$53,331,000	$41,813,000

The selected financial data has been derived from our consolidated financial statements.

2015 Acquisition Overview

MVP currently has 15 properties within its portfolio including:

- **14 Parking Facilities**
- **1 Self-Storage Facility**

2015 Acquisitions

Downtown Surface Lot
Denver, CO
Acquired: January 2015




Wazee St
Blake St
Market St
Larimer St
Lawrence St
15th St
19th St
Broadway St
1963 Sherman St
E 19th Ave
E 24th
E 22nd
E 21st
California St
Welton St
Lincoln St
E 18th Ave
Park Ave
14th St
Speer Blvd
E 16th Ave
The Ogden Theatre
Denver
E 14th Ave
E 13th Ave
Denver Art Museum

MVP REIT, Inc., ("MVP") through its wholly owned entity, MVP Denver Sherman, LLC, announced that it closed on the purchase of a .14 acre parking lot located at 1963 Sherman Street, Denver, Colorado, consisting of approximately 28 parking spaces, for a purchase price of $585,000, plus certain closing costs. The parking lot is leased to the City of Denver School District Number 1.

2015 Acquisitions




W 1st St
W 3rd St
E 6th St
Fort Worth Intermodal Transportation Center
280
W 5th St
814 Taylor St
Macon St
Cherry St
Florence St
Texas St
199
Texas St
Taylor St
Lake St
Fort Worth Water Gardens
W Lancaster Ave
T&P
13B
15A
199

Downtown Garage

Fort Worth, TX

Acquired: March 2015

On March 16, 2015, MVP REIT Inc. closed on its $23.5 million purchase of a multi-level parking garage. The parking garage consists of 1,013 parking spaces and approximately 11,828 square feet of office space. The parking garage is located in Fort Worth, Texas.

In connection with the purchase, the Company assumed the existing financing on the parking garage. The existing financing has a maturity date of August 2021, has a balance of approximately $12.2 million, and an interest rate of 5.59% per annum. The Company paid customary closing costs in connection with the transaction.

MVP REIT

2015 Acquisitions

Downtown Surface Parking Lot
Milwaukee, WI
Acquired: March 2015





N 11th St
N 10th St
N Old World 3rd St
Water St
WESTOWN
Milwaukee Public Museum
822 N Old World 3rd St
Central Library
W Wisconsin Ave
The Riverside Theater
The Shops Of Grand Avenue
W Michigan St
N 2nd St
W Everett St
W Clybourn St
Milwaukee Intermodal

On March 31, 2015, MVP REIT Inc. closed on this parking lot consisting of 54 parking spaces, located in Milwaukee, Wisconsin, for a purchase price of $1 million.

The lot is located at 822 North Old World 3rd Street and is leased to SP Plus Corporation.

MVP REIT

2015 Acquisitions

Downtown Surface Parking Lot
St. Louis, MO
Acquired: May 2015

MVP closed on the purchase of this parking lot for approximately $2.575 million in cash.

The parking lot is located at 1010 Convention Plaza, St. Louis, Missouri. The Lot consists of 55,021 square feet and has 221 parking spaces. It is adjacent to the St Louis convention center, is zoned I-CBD (Central Business District) and allows for a maximum building height of 200 feet.

The Lot will be leased by SP Plus Corporation under a NN agreement. SP Plus Corporation will pay annual rent of $185,000. In addition, the lease provides a two tier participation with MVP receiving 65% of gross receipts between $280,000-$349,999 and 50% of gross receipts over $350,000. The term of the lease will be for 5 years with a 5 year option.




Biddle St
N Tucker
Cole St
Carr St
Cole St
Ashley St
N 11th St
N 9th St
N 8th St
N 7th St
N 6th St
N 2nd St
N 1st St
N 13th St
Edward Jones Dome
St Charles St
Locust St
Olive St
Convention
Center Metrolink
Laclede's Landing
Metrolink
Morgan St
N Broadway
N 7th St
N 6th St
N Tucker Blvd
8th and Pine Metrolink
East River

MVP REIT

2015 Acquisitions

Downtown Parking Garage
Houston, TX
Acquired: May 2015


PARK
P

MVP closed on the purchase of this parking garage for approximately $8.375 million in cash. The parking garage is located at 611 Fannin Street, Houston, Texas . The garage consists of 90,750 square feet and has 265 parking spaces.


611 Fannin St
DOWNTOWN
George R. Brown Convention Center
Washington Ave
Memorial Dr
Allen Pkwy
W Dallas St
W Gray St
Taft St
Dunlavy St
NEARTOWN
MIDTOWN
EAST DOWNTOWN
SECOND WA
GREATER THIRD WARD
Dowling St
N York St
York St
Milby St
Harrisburg
Polk St
Alabama St
East Fwy
Gulf Fwy
Hirsch Rd
Navigation
Museum of Fine Arts, Houston
Children's Museum of Houston
69
59
45
527

The garage will be leased by iPark Services, LLC a Houston based parking operator, under a NN agreement. iPark will pay annual rent of $600,000. In addition, the lease provides revenue participation with MVP receiving 60% of gross receipts over a contractual threshold. The term of the lease is for 10 years.

MVP REIT

2015 Acquisitions

Downtown Parking Lot
St. Louis, MI
Acquired: June 2015



MVP closed on the purchase of a parking lot for approximately $3.463 million in cash. The lot is located at 901 Lucas Avenue, St. Louis, Missouri. It consists of 46,683 square feet and has 202 parking spaces. This lot is zoned I (CBD), and allows for a maximum building height of 200 feet.


Convention Plaza
Saint Louis Convention & Visitors Commission
Edward Jones Dome
901 Lucas Ave
Lucas Ave
Lucas Ave
N 7th St
America's Center Convention Complex
Washington Ave
Washington Ave
National Blues Museum
Convention Center Metrolink Station
Locust St
Schnucks Pharmacy
Culinaria
Locust St
St. Louis Public Library - Central Express

The parking lot will be leased by SP Plus Corporation, a nationwide parking operator, under a NN lease. SP Plus will pay annual rent of $220,000. In addition, the lease provides revenue participation with MVP receiving 65% of gross receipts between $325,000 and $395,000 and 50% of Gross Receipts in excess of $395,001. The term of the lease is for 5 years.

MVP REIT

2015 Acquisitions

Downtown Surface Parking Lot
Milwaukee, WI
Acquired: June 2015

on June 30, 2015, MVP closed on the purchase of a parking lot for approximately $3.9 million in cash. The parking lot is located at 735-749 N. 2nd Street, and 746-752 N. Old World Third Street, Milwaukee, Wisconsin. The lot consists of 41,487 square feet and has 95 spaces. It is zoned C9-E, and allows for a maximum building height of 40 feet.

The parking lot will be leased by PCAM, LLC, an independent parking operator, under a NNN lease. PCAM will pay annual rent of $280,000. In addition, the lease provides revenue participation with MVP receiving 50% of gross receipts over a contractual threshold of $710,000. The term of the lease is for 10 years.




W Wells St
Wells St
746-752 N Old World 3rd St
Bryant and Stratton College
The Capital Grille
Fairfield Inn & Suites Milwaukee Downtown
W Wisconsin Ave
W Wisconsin Ave
Potbelly Sandwich Shop
The Shops of Grand Avenue
Walgreens
Boston Store
The Shops Of Grand Avenue
Courtyard Milwaukee Downtown
W Michigan St
W Michigan St
W Michigan St
Milwaukee River
N 4th St
N 2nd St
Safe House
Bronze Fonz

MVP REIT

2015 Acquisitions

Downtown Surface Parking Lot
Wildwood, NJ
Acquired: July 2015





MVP REIT, Inc., announced that it has closed on the purchase of a parking lot for approximately $1.0 million in cash.

The parking lot is located at 400 East Magnolia Ave, Wildwood, NJ . The parking lot consists of 11,250 square feet and has 29 parking spaces. The parking lot is zoned T/E, and allows for a maximum building height of 250 feet.

The parking lot will be managed by SP Plus Corporation, a nationwide parking operator. The term of the management agreement is for 5 years.

MVP REIT

2015 Pending Acquisitions

July 2015

Downtown Parking Garage

Indianapolis, IN

MVP REIT, Inc., announced that it has entered into a purchase agreement dated July 23, 2015 to purchase a parking garage for approximately $10.5 million.

The parking garage is located at 120 East Washington Street, Indianapolis, IN. The garage consists of approximately 52,650 square feet and has approximately 370 parking spaces. MVP anticipates entering into a lease with a parking operator to lease the parking garage.

The Purchase Agreement is subject to MVP's due diligence. It is anticipated that the purchase will close in September.

2015 Public Filings

APRIL 9, 2015

- MVP REIT Inc. announced its board of directors increased the size of the board from six persons to seven.
- The Board appointed Shawn Nelson to fill the newly created board seat. Mr. Nelson is an attorney and has been the Chairman of the Orange County Board of Supervisors since June, 2010.

2015 Public Filings

AUGUST 11, 2015

As of August 10, 2015, 7,796,690 shares have been sold.

2015 Public Filings

AUGUST 10, 2015

MVP announced that, while it will terminate selling efforts for its offering on September 15, 2015, the registration statement filed with the SEC with respect to the offering expires on September 25, 2015. As such, MVP will continue to accept subscription agreements executed on or before September 25, 2015, subject to compliance with applicable state registration requirements.

MVP REIT

2015 Public Filings

AUGUST 10, 2015

On August 6, 2015, the Company entered into a purchase and sale agreement to sell its self-storage facility located in Cedar Park, Texas, which is owned by the Company's wholly owned subsidiary MVP MS Cedar Park 2012, LLC. The net sales price is approximately $4.3 million, including the assumption of the existing loan with a balance of approximately $1.7 million. The buyer's due diligence period expires on or about September 7, 2015 at which time the earnest money deposit of $0.2 million would become nonrefundable, subject to terms and conditions of the purchase and sale agreement. Provided the buyer approves its due diligence and is approved to assume the existing loan, the sale is scheduled to close on September 22, 2015.

QUESTIONS

If you have any questions, we will call you individually. The purpose of this webinar is to update current broker/dealers with 2015 news and acquisition information regarding MVP REIT.

MVP REIT, Inc.
877.684.6871
www.mvpreit.com
12730 High Bluff Dr., Suite #110, San Diego, CA 92130

MVP REIT